Exhibit 99.1

The Wet Seal, Inc. Announces Private Placement of
$27 Million of Convertible Notes and Warrants

March 20, 2014

FOOTHILL RANCH, Calif.--(BUSINESS WIRE)-- The Wet Seal, Inc. (Nasdaq:WTSL), a leading specialty retailer to young women, today announced that it has entered into a definitive agreement with a single institutional investor to issue $27 million of convertible notes as well as warrants to purchase Class A common stock in a private placement. The transaction is expected to close on March 26, 2014, subject to customary closing conditions. The company intends to use the proceeds for general corporate purposes.

The convertible notes will bear interest at a rate of 6% per year, subject to certain adjustments, and mature in March 2017. The convertible notes will be convertible, at the holder's option, into shares of the company’s Class A common stock at a price of $1.84 per share, subject to customary adjustments. Monthly interest payments, as well as principal payments scheduled to commence on the six month anniversary of the issuance of the convertible notes, may be settled in cash or shares of the company’s Class A common stock, at the option of the company, subject to certain conditions.

In connection with the sale of the convertible notes, the company will issue warrants to purchase 8.8 million shares of its Class A common stock. The warrants will be exercisable at $2.12 per share, subject to potential future anti-dilution adjustments. The warrants will be exercisable beginning six months and one day after issuance through September 27, 2019.

Pursuant to the terms of a registration rights agreement entered into with the investor, the Company has agreed to file within 45 days of the closing of this transaction a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of, or as payment of principal and interest on, the convertible notes and upon exercise of the warrants.

John D. Goodman, Chief Executive Officer, stated, “This transaction enhances our capital structure at a time when our industry is challenged by a number of macro issues, most notably mall traffic and teen shopping patterns. As we announced in our year-end earnings press release today, we are embarking on a strategic plan designed to restore comparable store sales growth, improve merchandise margins and strengthen our market position. We have a prudent capital spending plan for 2014 and will be deploying resources toward the significant opportunities we see to grow our e-commerce business, transform our real estate portfolio and expand our presence in the plus-size market. This new capital provides us with the financial flexibility to more effectively execute our strategies.”

Cowen and Company, LLC acted as sole placement agent on the transaction.

About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of February 1, 2014, the Company operated a total of 532 stores in 47 states and Puerto Rico, including 475 Wet Seal stores and 57 Arden B stores. The Company's products can also be purchased online at www.wetseal.com or www.ardenb.com. For more Company information, visit www.wetsealinc.com.

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About The Wet Seal, Inc.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the intent, beliefs, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

The Wet Seal, Inc.

Steve Benrubi, 949-699-3947

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